United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

August 10, 2005

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition”.

On August 10, 2005, Deltic issued a press release announcing it had filed the previous day with the Securities and Exchange Commission, a notice of late filing on Form 12b-25 with respect to its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005. The Company expects to file its Form 10-Q by August 15, 2005, but cannot provide assurances that it will be able to do so. As disclosed in its August 10, 2005 press release, the Company’s Form 12b-25 stated that although preparation of financial statements for the quarter ended June 30, 2005 has not been completed, increases in sales volumes and prices for the Company’s principal products over the corresponding period of 2004 is expected to result in a significant increase in net earnings compared to the second quarter of 2004. A copy of Deltic’s press release is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99 Press release, dated: August 10, 2005, issued by Deltic Timber Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/s/ W. Bayless Rowe
W. Bayless Rowe, Vice President,
General Counsel and Secretary

Date: August 10, 2005